EXHIBIT 12

Boeing Capital Corporation and Subsidiaries
Computation of Ratio of Income to Fixed Charges

                                                                        Years ending December 31,
                                             ---------------------------------------------------------------------------------
(Dollars in millions)                             1999             1998            1997             1996            1995

Income:
         Income before provision for
           income taxes                      $      126.7      $      104.6   $       87.8      $       74.9   $       60.3

         Fixed charges                              133.9             130.6          128.2             120.8          105.4
                                             ---------------------------------------------------------------------------------

         Income before provision for
           income taxes and fixed            $      260.6      $      235.2   $      216.0      $      195.7   $      165.7
           charges
                                             =================================================================================

Fixed charges:
         Interest expense                    $      130.0      $      126.7   $      124.7      $      117.3   $      101.9
         Preferred stock cash dividends               3.9               3.9            3.5               3.5            3.5
                                             ---------------------------------------------------------------------------------
                                             $      133.9      $      130.6   $      128.2      $      120.8   $      105.4
                                             =================================================================================

Ratio of income before provision
         for income taxes and fixed
         charges to fixed charges                     1.95              1.80           1.68             1.62            1.57
                                             =================================================================================

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